UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 20, 2024

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 20, 2024, HomeAmerican Mortgage Corporation ("HomeAmerican"), a wholly-owned subsidiary of M.D.C. Holdings, Inc., entered into the Second Amended and Restated Master Repurchase Agreement (the “Restated Repurchase Agreement”) with U.S. Bank National Association (“USBNA”) as agent and a buyer (the “Buyer”). The Restated Repurchase Agreement amends and restates the prior Master Repurchase Agreement with USBNA dated as of September 16, 2016, as amended, which contained similar terms. The Restated Repurchase Agreement increases the facility amount and extends the expiration date (as noted below).

The Restated Repurchase Agreement provides financing and liquidity to HomeAmerican by facilitating purchase transactions in which HomeAmerican transfers eligible loans to USBNA, as agent for the Buyer, from time to time against the transfer of funds by the Buyer, with a simultaneous agreement by the Buyer to transfer back to HomeAmerican such mortgage loans at a date certain or on demand upon an event of default, or if no demand is sooner made, on the expiration of the Restated Repurchase Agreement, against the transfer of funds by HomeAmerican. Until such mortgage loans are transferred back to HomeAmerican, such loans are held by USBNA, as agent for the Buyer and as custodian, pursuant to the Custody Agreement (“Custody Agreement”) dated as of September 20, 2024, by and between HomeAmerican and USBNA. The Restated Repurchase Agreement has an aggregate commitment of $150 million and includes an increase feature that permits the maximum aggregate commitment to be increased from time to time in increments of $5 million, with a minimum increase of $25 million and a maximum increase of $150 million, for a period of time designated by HomeAmerican (but not less than 30 days or, if less, the time remaining until the Restated Repurchase Agreement expires). Any such increase is in the sole discretion of USBNA. The Restated Repurchase Agreement expires on August 8, 2025.

Advances under the Restated Repurchase Agreement carry a Pricing Rate based on the SOFR Rate plus the SOFR Margin, as defined in the Restated Repurchase Agreement. The Restated Repurchase Agreement contains various representations, warranties and affirmative and negative covenants customary for agreements of this type. The negative covenants include, among others, (i) a minimum Adjusted Tangible Net Worth requirement, (ii) a maximum Adjusted Tangible Net Worth ratio, (iii) a minimum adjusted net income requirement, and (iv) a minimum Liquidity requirement. The foregoing capitalized terms are defined in the Restated Repurchase Agreement.

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

(e)    The disclosure in Item 1.01 is incorporated by reference.

EXPLANATORY NOTE

The Company is filing this Current Report on Form 8-K on a voluntary basis to disclose the events reported herein. The Company no longer has an obligation to file reports with the SEC as it no longer has any class of securities registered under Sections 12(b), 12(g) or 15(d) of the Exchange Act. The Company, in its sole discretion, may stop making filings with the SEC at any time and no assumptions should be made as to continued reporting with the SEC.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Master Repurchase Agreement among HomeAmerican Mortgage Corporation and U.S. Bank National Association as Agent and a Buyer, dated as of September 20, 2024

104	Cover Page Interactive Data file (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
_________________________________

M.D.C. HOLDINGS, INC.

Dated:	September 26, 2024	By:	/s/ Theodore Sangalis
Theodore Sangalis
Vice President, Secretary and Corporate Counsel

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